UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 16, 2012

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 16, 2012, the Compensation Committee (the "Committee") of the Board of Directors of Corinthian Colleges, Inc. (the "Company") approved a special long- term cash award for the Company’s executive officers, including the "named executive officers."

As part of the Committee’s competitive compensation analysis for the Company’s executive officers for fiscal 2013, the Committee used a "value-based," or dollar-denominated approach for determining the number of long term equity incentive awards to grant each executive. The value-based grant target for each executive is expressed as a dollar value based on a percentage of the executive's base salary then in effect, and represents the target level of long-term, equity-based awards (converted to a number of Restricted Stock Units ("RSUs") and stock options).

The Compensation Committee has historically used the average daily closing share price during the month prior to the month of grant to translate the value-based grant targets into the number of shares delivered to executives in order to mitigate the potential volatility of the number of shares based on the stock price on a single date. Due to share constraints under the shareholder-approved plan, however, the Committee in 2012 and 2013 has used a pre-set translation price which has been above the average price during the applicable month to determine the number of RSUs and options granted. The result of the higher translation price is to grant fewer shares and less value than would otherwise be granted had the applicable monthly average price been used. The actual value of equity awards as of the grant dates and the exercise price of all options are based on the actual grant date closing stock price.

Given the Company’s current stock price, the actual grant value of the fiscal 2013 awards is expected to be significantly less than the intended grant value for such equity awards because the grant date closing stock price is expected to be less than the translation price used for converting "value" to a number of RSUs and options. To make up a portion of the target grant value shortfall, and considering the share constraints under the shareholder approved plan, the Committee approved the following long-term cash awards, one-third of which will vest and be delivered in cash on each of the first three anniversaries of the award date:

Jack Massimino, Chairman and Chief Executive Officer: $1,027,000

Robert Owen, Executive Vice President and Chief Financial Officer: $150,000

Kenneth Ord, Executive Vice President and Chief Administrative Officer: $199,000

Beth Wilson, Executive Vice President: $169,000

Stan Mortensen, Executive Vice President and General Counsel: $149,000

Bill Buchanan, Executive Vice President, Marketing: $149,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

August 22, 2012	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel